____________________________________

SHARE EXCHANGE AGREEMENT
_____________________________________

Between

PI SERVICES, INC.

and

SKY ACHIEVE HOLDINGS LIMITED

BEIJING GUOQIANG GLOBAL SCIENCE & TECHNOLOGY DEVELOPMENT CO., LTD

March 4, 2010

              THIS SHARE EXCHANGE AGREEMENT ("Agreement") is made and entered into as of March 4, 2010, by and among PI SERVICES, INC., a Nevada corporation ("PI Services") and SKY ACHIEVE HOLDINGS LIMITED, a British Virgin Islands limited liability corporation (the "Company" or "Sky Achieve"), ,BEIJING GUOQIANG GLOBAL SCIENCE & TECHNOLOGY DEVELOPMENT CO., LTD. ("Beijing Guoqiang"), a company organized under the laws of The People's Republic of China (Sky Achieve and Beijing Guoquiang collectively referred to as the "Companies") and Kun Liu and Youhua Yu, the Shareholders of Sky Achieve (collectively as "Sky Achieve Shareholders").

              WHEREAS, the respective Boards of Directors of PI Services and the Company have determined that the share exchange between the two companies (the "Share Exchange"), upon the terms and subject to the conditions set forth in this Agreement, would be fair and in the best interests of their respective shareholders, and such Boards of Directors have approved such Share Exchange,

              WHEREAS, pursuant to the Share Exchange, Sky Achieve Shareholders shall transfer and assign to PI Services one hundred percent (100%) of the issued and outstanding stock of Sky Achieve and PI Services shall issue to Sky Achieve's shareholders, as Share Exchange Consideration (as defined in Section 2.01), 42,134,020 shares of Common Stock of PI Services, which shall constitute ninety-five percent (95%) of the issued and outstanding total shares of PI Services' Common Stock ("PI Services Common Stock") immediately after the Share Exchange, [on a fully-diluted basis], and whereby the stockholders of PI Services (as determined immediately preceding the Share Exchange) shall retain the remaining 2,217,580 shares (five percent (5%)) of PI Services Common Stock, provided, however, that such five percent of PI Services Company Stock includes the 443,516 shares of PI Services Common Stock purchased in connection with the Stock Purchase Agreement (as defined below);

              WHEREAS, pursuant to the terms of a Stock Purchase Agreement between Kun Liu ("Liu"), the chief executive officer of the Companies, and Michael Friess and Sanford Schwartz , the principal stockholders of PI Services, dated of even date herewith (the "Stock Purchase Agreement"), Liu purchased an aggregate of 443,516 shares of PI Services Common Stock.

              WHEREAS, the Share Exchange contemplated by this Agreement shall be subject to, and conditioned on, the closing of the transactions contemplated by the Stock Purchase Agreement; and

              WHEREAS, upon the closing of the Share Exchange and the transactions contemplated by the Stock Purchase Agreement, Sky Achieve's shareholders shall own an aggregate of ninety-six percent (96%) of PI Services Common Stock and the stockholders of PI Services immediately preceding the Share Exchange shall retain four percent (4%) of PI Services Common Stock; and

              WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Share Exchange and also to prescribe various conditions to the Share Exchange.

              NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, PI Services and the Companies hereby agree as follows:

ARTICLE I

THE SHARE EXCHANGE

              SECTION 1.01 The Share Exchange.

              (a) On the Closing Date (defined herein), Sky Achieve Shareholders shall transfer and assign to PI services all of the issued and outstanding capital stock of Sky Achieve. Sky Achieve Shareholders represent and warrant that upon appropriate registration of the transfer of shares with the government of the British Virgin Islands and delivery to PI Services of all the documents sufficient to evidence the transfer of ownership, all right, title and interest in said shares will be transferred to PI Services free of Liens, claims and encumbrances.

              (b) On the Closing Date, PI Services shall issue and deliver to Sky Achieve's Shareholders the certificates evidencing the shares representing the Share Exchange Consideration issued by PI Services as set forth in Section 2.01, with stock powers duly executed in blank, which shall be subject to the restrictions thereon as set forth in Section 1.06.

              (c) The parties intend that the exchange of shares described above shall qualify as a tax-free exchange under Section 351 of the United States Internal Revenue Code. The parties further intend that the issuance of the Exchange Shares by PI Services to Sky Achieve Shareholders shall be exempt from the provisions of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of said Act.

              SECTION 1.02 The Closing, Termination.

              (a) The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place in the offices of McLaughlin & Stern LLP, 260 Madison Avenue, New York, New York 10016 on the 10th day of March, 2010, commencing at 10:00am Eastern Daylight Saving Time (the "Closing Date"), unless another place or time is mutually agreed upon in writing by the parties, but in any event no later than April 15, 2010 unless extended by a written agreement of the parties in writing (the "Termination Date").

              (b) At the Closing or prior thereto, PI Services and the Company shall exchange the various certificates, instruments and such documents referred to in Article VII of this Agreement.

              SECTION 1.03 Directors. At the Closing Date, the Company shall nominate Kun Liu and two additional Directors as set forth in Schedule 1.03 to the Board of Directors of the

Company and the incumbent Directors of PI Services at the date thereof shall stay in office Following the Closing, PI Services shall distribute the Information Statement to PI Services' shareholders with respect to the new directors to be elected to the Board in accordance with the [Securities Exchange Act of 1934 (the "Exchange Act")], and ten (10) days after distributing the Information Statement, PI Services' incumbent directors shall resign.

              SECTION 1.04 Officers. At the Closing Date, the resignation letters of PI Services' officers shall become effective, and the persons as set forth on Schedule 1.04 attached hereto, shall be appointed as officers of PI Services until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. With each resignation, the resigning officer shall confirm in writing that he or she does not owe and is not owed anything by PI Services.

              SECTION 1.05 Name Change; Stockholder Action. As part of the Information Statement to be distributed pursuant to Section 1.06, PI Services may, at is option, include (i) the amendment of PI Services' Certificate of Incorporation to change its name to any name as designated by the Company; and (ii) the approval of a reverse stock split of PI Services' capital stock on terms acceptable to the Company, which actions shall be approved by the shareholders and Board of Directors of PI Services;

              SECTION 1.06 Shares Not Registered. The shares of Common Stock (collectively, the "Shares") issued by PI Services to Sky Achieve's shareholders, when issued, will not be registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state or states, but shall be issued in reliance upon the exemptions from registration provided by Section 4(2) of the Act and/or Rule 505 or 506 of Regulation D under the Act and under analogous state securities laws, or upon any other such exemption, on the grounds that the issuance does not involve any public offering. The shares issued by PI Services will be "restricted securities" as that term is defined in Rule 144(a) of the General Rules and Regulations under the Act and must be held indefinitely, unless they are subsequently registered under the Act or an exemption from the Act's registration requirements is available for their resale. All certificates evidencing the shares issued by PI Services shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THESE SHARES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT."

ARTICLE II

EFFECT OF THE SHARE EXCHANGE ON THE CAPITALIZATION OF
THE CONSTITUENT ENTITIES

              SECTION 2.01 Effect on Capitalization. As of the Closing Date, by such actions to be taken by the parties' hereto, or otherwise by virtue of the Share Exchange and without any action on the part of the holders of Sky Achieve's Common Stock or the holder of shares of capital stock of PI Services:

                            (a) Issuance of PI Services' Common Stock. Subject to this Section 2.01, and subject to PI Services' capitalization prior to the execution of the Share Exchange as set forth in Section 4.03, as of the Closing Date, PI Services, upon the prior authorization of its Board of Directors, shall issue the shareholders of the Company 42,134,020 shares of Common Stock, or ninety five percent (95%) of the total issued and outstanding Common Stock of PI Services as of Closing, on a fully diluted basis (referred to as "Share Exchange Consideration"). Subject to the terms as set forth in this Section 2.01(a), it is further agreed that pursuant to the issuance of the Share Exchange Consideration by PI Services to Sky Achieve's shareholders, the stockholders of PI Services (as determined immediately preceding the Share Exchange) shall retain the remaining five percent (5%) of PI Services Common Stock.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

              Each of the Companies, jointly and severally, represents and warrants to PI Services and that the statements contained in this Article III are true, correct, and complete as of the date of this Agreement and will be true and correct as of the Closing Date.

              SECTION 3.01 Organization. Sky Achieve is a corporation duly organized, validly existing and in good standing under the laws of the British Virgin Islands and Beijing Guoqiang is a corporation duly organized, validly existing and in good standing under the laws of The People's Republic of China and the Companies have all requisite corporate power and authority to carry on their business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Share Exchange, or (ii) have a material adverse effect on the Companies. Each of the Companies are duly qualified or licensed to do business and are in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary.

              SECTION 3.02 Management Agreements between Sky Achieve and Beijing Guoqiang. The execution, delivery and performance of the Consulting Services Agreement, Operating Agreement, Equity Pledge Agreement, Proxy Agreement and Option Agreement

(collectively referred as the "Management Agreements") hereby have been duly authorized by all necessary action on the part of the Companies. The purpose of the Management Agreements is to transfer to Sky Achieve full responsibility for the management of Beijing Guoqiang, as well as all of the financial benefits and liabilities that arise from the business of Beijing Guoqiang. Neither Beijing Guoqiang nor Sky Achieve has defaulted in any of the Management Agreements, and all of the Management Agreements remain in full force and effect.

              SECTION 3.03 Capitalization. As of the date of this Agreement, Sky Achieve has 100 shares are issued and outstanding. As of the date of this Agreement, Sky Achieve's shareholders and their respective holdings percentages are as set forth on Schedule 3.03 attached hereto. Sky Achieve's shares are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or those are convertible into, or exchanged for, securities having the right to vote) on any matters on which shareholders of the Company may vote. There are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Company is a party or by which either is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares in the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of the Company.

              SECTION 3.04 Authority.

                            (a) Each of the Companies has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation by the Company of the Share Exchange and of the other transactions contemplated hereby have been duly authorized by all necessary action on the part of the Companies and no other proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by the Companies and, assuming this Agreement constitutes a valid and binding obligation of PI Services and constitutes a valid and binding obligation of the Companies enforceable against the Companies in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally.

                            (b) Sky Achieve's Board of Directors has duly adopted resolutions (i) approving this Agreement and the Share Exchange, and (ii) determining that the terms of the Share Exchange is in the best interests of the Company.

                            (c) The holders of Sky Achieve's capital stock have executed a written consent adopting resolutions approving this Agreement and the Share Exchange.

              SECTION 3.05 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of the applicable and relevant laws of the laws of the British Virgin Islands and the NCL, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Articles of Incorporation of the Companies, (ii) require any filing with, or permit, authorization, consent or approval of, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity") (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a material adverse effect on the Companies or prevent or materially delay the consummation of the Share Exchange), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which any of the Companies is a party or by which any of the Companies or its properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Companies or any of its properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on any of the Companies or prevent or materially delay the consummation of the Share Exchange.

              SECTION 3.06 Financial Statements. The audited financial statements of Beijing Guoqiang for the year ended June 30, 2009 and 2008 and unaudited financial statement for the three months ended September 30,, 2009 have been prepared and the unaudited financial statements for the six months ended December 31, 2009 (the "Balance Sheet Date") will have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP") with respect thereto throughout the periods involved as explained in the notes to such financial statements. The Financial Statements present fairly, in all material respects, as are their respective dates the financial position of Beijing Guoqiang. Beijing Guoqiang did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any material liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with GAAP, and all assets reflected therein presents fairly the assets of Company in accordance with GAAP.

              SECTION 3.07 Absence of Certain Changes or Events. Since the Balance Sheet Date, each of the Companies has conducted its business only in the ordinary course consistent with past practice, and there has not been any material adverse change with respect to each of the Companies.

              SECTION 3.08 No Undisclosed Liabilities. As of the Balance Sheet Date, to the best knowledge of the Companies, the Companies have no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of the Companies (including the notes thereto). Since the Balance Sheet Date, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice, the Companies have not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a material adverse effect on the Companies, or would be required by GAAP to be reflected on a consolidated balance sheet of the Companies (including the notes thereto).

              SECTION 3.09 Benefit Plans. The Companies have no "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) or other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits, in each case maintained or contributed to, or required to be maintained or contributed to, by the Companies for the benefit of any present or former employee, officer or director (each of the foregoing, a "Company Benefit Plan").

              SECTION 3.10 Litigation. There is no material suit, claim, action, proceeding pending or threatened against any of the Companies, nor is there any investigation against any of the Companies threatened or pending before any Governmental Entity. None of the Companies are subject to any outstanding order, judgment, writ, injunction or decree.

              SECTION 3.11 Permits; Compliance with Law. Each of the Companies holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of its business (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that could not reasonably be expected to have a material adverse effect on any of the Companies. Each of the Companies is in compliance with the terms of the Company Permits, except where the failure to comply could not reasonably be expected to have a material adverse effect on any of the Companies. As of the date of this Agreement, no investigation, inquiry or review by any Governmental Entity with respect to any of the Companies is pending or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review.

              SECTION 3.12 Tax Matters. Each of the Companies has filed or shall file as of the Closing Date all of its tax returns required to be filed since inception. All such returns and reports are accurate and correct in all material respects. Each of the Companies has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable as of the Closing Date, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the knowledge of the Companies, none of such income tax returns has been examined or is currently being examined by any governmental authority and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of the Companies.

              SECTION 3.13 Intellectual Property. To the knowledge of the Company' Shareholders, each of the Companies has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. Neither of the Companies have received any written notice that the rights of any other person are violated by the use by the Company of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of the Company' Shareholders, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

              SECTION 3.14 Title to Property. Each of the Companies has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect.

              SECTION 3.15 Environmental Matters. The Companies are not aware of nor has ever received notice of any past or present violations of any environmental laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against any of the Companies based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste.

              SECTION 3.16 Validity of the Agreement. This Agreement has been duly executed by the Companies' Shareholders and constitutes their valid and binding obligation, enforceable in accordance with its terms except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or effecting generally the enforcement of creditors' rights. The execution and delivery of this Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, the Articles of Association of Sky Achieve and the Article of Incorporation of Beijing Guoqiang, or any material agreement or undertaking, oral or written, to which Sky Achieve, Beijing Guoqiang or the Companies' Shareholders are a party or are bound or may be affected by, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by the Company can continue to be so conducted after completion of the transaction contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PI SERVICES

              Each of PI Services represents and warrants to the Company that the statements contained in this Article IV are true, correct, and complete as of the date of this Agreement and will be true and correct as of the Closing Date:

              SECTION 4.1 Organization. PI Services is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to carry on its business as now being conducted or to have such power and authority could not be reasonably expected to (i) prevent or materially delay the consummation of the Share Exchange, or (ii) have a material adverse effect on PI Services. PI Services is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such good standing necessary.

             SECTION 4.02 Capitalization. The authorized capitalization of PI Services consists of 780,000,000 shares of Common Stock, $0.001 par value, of which 2,217,480 shares of Common Stock are issued and outstanding; and 20,000,000 shares of preferred stock, $0.001 par value, are authorized, none of which are issued and outstanding. All issued and outstanding capital stock of PI Services are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other right of any person or any federal or state securities laws. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of PI Services, except as disclosed in PI Services' SEC Documents or in this Agreement. As of the date of this Agreement and as of the Closing Date, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require PI Services to purchase, issue, sell, or otherwise cause to become outstanding any of their capital stock, outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to PI Services, or voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of PI Services. There are no preemptive rights applicable with respect to PI Services' Common Stock. Prior to the Date of Closing, PI Services' shareholders shall not have agreed to transfer any of their shares of Common Stock to any third-party.

             SECTION 4.04 Authorization. PI Services has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The board of directors of PI Services have approved the execution and delivery of this Agreement and the transactions contemplated by this Agreement including the Share Exchange in accordance with the applicable Nevada law and with the NCL and articles of incorporation and bylaws. PI Services has approved the Share Exchange, and no other corporate proceedings on the part of PI Services are necessary to authorize the execution, delivery, and performance, and the resolutions approving such Share Exchange are irrevocable. This Agreement has been duly executed and delivered by PI Services and constitutes its valid and binding obligations, enforceable against each of them in accordance with its terms.

             SECTION 4.05 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under the NCL, and except for the filings required to consummate the Share Exchange and any required Form 8-K, neither the execution, delivery or performance of this Agreement by PI Services nor the consummation of the transactions contemplated hereby will: (i) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of PI Services, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings could not reasonably be expected to have a material adverse effect on PI Services or prevent or materially delay the consummation of the Share Exchange), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which PI Services is a party or by which PI Services or its respective properties or assets may be bound; or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PI Services or any of its respective properties or assets, except in the case of clauses (iii) or (iv) for violations, breaches or defaults that could not reasonably be expected to have a material adverse effect on PI Services or prevent or materially delay the consummation of the Share Exchange. No filing of preliminary and definitive Schedule 14C is required in order to consummate the Share Exchange.

             SECTION 4.06 Financial Statements / SEC Status.

                          (a) Included in the last Form 10-K filed by PI Services with the SEC are the audited balance sheet of PI Services as of December 31, 2008 and 2007, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal year ended December 31, 2008, including the notes thereto, and the accompanying report of PI Services' independent certified public accountant.

                          (b) The financial statements of PI Services contained in the SEC Documents including the Forms 10-Q for the nine months ended September 30, 2009 (the "Most Recent Filing Date") have been prepared and the audited financial statements for the fiscal year ended December 31, 2009 will have been prepared in accordance with GAAP and in accordance with the published rules and regulations of the SEC with respect thereto throughout the periods involved as explained in the notes to such financial statements. PI Services financial statements present fairly, in all material respects, as of their respective dates, the financial position of PI Services. PI Services did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with GAAP, and all assets reflected therein present fairly the assets of PI Services in accordance with GAAP.

                          (c) The common stock of PI Services is registered pursuant to Section 12(g) of the Exchange Act and a minimum of 70,377 shares of Common Stock are duly registered pursuant to the Securities Act. PI Services has timely filed all reports required by the Rules of the Securities and Exchange Commission since May 27, 2008. All documents required to be filed as exhibits to the SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms. Each of PI Services' SEC Documents has complied in all material respects with the Exchange Act in effect as of their respective dates. None of PI Services' SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

             SECTION 4.07 Absence of Certain Changes or Events. Since the Most Recent Filing Date PI Services has conducted its business only in the ordinary course consistent with past practice, and there has not been any material adverse change (as defined in Section 7.03) with respect to PI Services.

             SECTION 4.08 No Undisclosed Liabilities. As of the Most Recent Filing Date, to the best knowledge of PI Services, PI Services had no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a balance sheet of PI Services (including the notes thereto). Since the Most Recent Filing Date, except for liabilities or obligations listed in Schedule 4.08, PI Services has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, that could be reasonably expected to have a material adverse effect on PI Services, or would be required by GAAP to be reflected on a consolidated balance sheet of PI Services (including the notes thereto).

             SECTION 4.09 Benefit Plans. PI Services has not operated any Pension Plan, Welfare Plan, or other plan, arrangement or policy (written or oral) relating to stock options, stock purchases, compensation, deferred compensation, bonuses, severance, fringe benefits or other employee benefits.

             SECTION 4.10 Other Compensation Arrangements. PI Services is not a party to any oral or written (i) consulting agreement or union or collective bargaining agreement, (ii) agreement with any executive officer or other key employee of PI Services, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan. PI Services is not and will not be indebted to any officer, director, employee or shareholder, or former officer, director employee or shareholder thereof as of the Closing Date. No officer, director, employee or shareholder owes PI Services any monies, and none will be owed as of the Closing. No person currently receives a salary or other cash compensation from PI Services, and no person will receive a salary or other cash compensation from PI Services prior to Closing.

             SECTION 4.11 Litigation. There is no suit, claim, action, proceeding pending or threatened against PI Services, nor is there any investigation against PI Services threatened or pending before any Governmental Entity. PI Services is not subject to any outstanding order, judgment, writ, injunction or decree.

             SECTION 4.12 Permits; Compliance with Law. PI Services does not hold any permits, licenses, variances, exemptions, orders and approvals of any Governmental Entities except for their incorporation and active status in Nevada (the "PI Services Permits"). PI Services is not in violation of, or has violated, any applicable provisions of any laws, statutes, ordinances or regulations To its knowledge, as of the date of this Agreement, no investigation, inquiry or review by any Governmental Entity with respect to PI Services is pending or threatened, nor has any Governmental Entity indicated an intention to conduct any such investigation, inquiry or review.

             SECTION 4.13 Tax Matters. PI Services has filed or shall file as of the Closing Date all of its tax returns required to be filed since inception. All such returns and reports are accurate and correct in all material respects. PI Services has duly filed all tax returns or reports of every nature required to be filed by PI Services and has paid all taxes as shown on such returns and all assessments, fees and charges received by it to the extent that such taxes, assessments, fees and charges have become due. PI Services has paid all income, excises, unemployment, social security, occupational, franchise and other taxes, duties, assessments or charges levied, assessed or imposed upon PI Services by the United States or by any state municipal government or subdivision or instrumentality thereof. To the extent that tax liabilities have accrued, but have not become payable, they have been adequately reflected as liabilities on the books of PI Services, and provided for adequately. No deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the knowledge of PI Services, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. To its knowledge, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of PI Services.

             SECTION 4.14 Intellectual Property.

                          (a) PI Services does not own any Intellectual Property;

                          (b) no claims are pending or, to the best knowledge of PI Services, threatened that PI Services is infringing on or otherwise violating the rights of any person with regard to any Intellectual Property and, to the best knowledge of PI Services, there are no valid grounds for any such claims.

             SECTION 4.15 Knowledge of Risk. Each of PI Services' shareholders and members of PI Services' Board of Directors, alone, or together with his or her adviser(s), has such knowledge and experience in financial, tax and business matters as to enable each of them to utilize the information made available by the Company, in connection with the and the issuance of the Share Exchange Consideration shares or with the receipt of the Company's shares as part of the Transaction at subject, to evaluate the merits and risks of acquiring such shares of the Company and to make an informed investment decision with respect thereto. PI Services has been given the opportunity to examine all documents and to ask questions of, and to receive answers from the Company or any person(s) acting on its behalf concerning the terms and conditions of this Agreement, and to obtain any additional information or documents, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company

             SECTION 4.16 Labor Matters. PI Services has no employees.

             SECTION 4.17 Title to Property. PI Services has good and defensible title to all of its properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which could not reasonably be expected to have a material adverse effect.

             SECTION 4.18 Environmental Matters. PI Services is not aware of nor to its knowledge it has ever received notice of any past or present violations of any environmental laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which would give rise to any common law or statutory liability, or otherwise form the basis of any claim, action, suit or proceeding against PI Services based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, handling, emission, discharge or release into the environment of any pollutant, contaminant, or hazardous or toxic material or waste.

             SECTION 4.19 Interested Party Transactions. Since the Most Recent Filing Date, no event has occurred that would be required to be reported by PI Services as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-B promulgated by the SEC.

             SECTION 4.20 Absence of Certain Payments. Neither PI Services nor any of its respective affiliates, officers, directors, employees or agents or other people acting on behalf of any of them have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977, or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. Neither PI Services nor any of its respective affiliates, directors, officers, employees or agents of other persons acting on behalf of any of them, has accepted or received any unlawful contributions, payments, gifts or expenditures.

             SECTION 4.21 Insurance. PI Services does not maintain any insurance policies.

             SECTION 4.22 Full Disclosure. No statement contained in any certificate or schedule furnished or to be furnished by PI Services to the Company, or pursuant to the provisions of, this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

             SECTION 4.23 Contracts. PI Services is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition thereof and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which PI Services has not taken adequate steps to prevent such a default from occurring. PI Services is not a party to any agreement (or group of related agreements) that: (a) provides for payments to any third party; (b) concerns a partnership or joint venture; (c) guarantees any indebtedness; (d) concerns noncompetition; (e) relates to monies advanced or loaned to any of its directors, officers or employees; or (f) a default or termination would have a material adverse effect on the business, financial condition, operations or results of operations of PI Services. Also, there is no valid shareholders agreement in place.

             SECTION 4.24 Real Property. PI Services does not own or lease any real property.

              SECTION 4.25 Internal Accounting Controls; Sarbanes-Oxley Act of 2002. To the best of its knowledge, PI Services is in compliance with the requirements of the Sarbanes-Oxley Act of 2002 applicable to it as of the date of this Agreement. PI Services has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for PI Services and designed such disclosures controls and procedures to ensure that material information relating to PI Services, is made known to the certifying officers by others within those entities, particularly during the period in which PI Services' Form 10-K or 10-Q, as the case may be, is being prepared. PI Services' certifying officers have evaluated the effectiveness of PI Services' controls and procedures as of the date of its most recently filed periodic report (such date, the "Evaluation Date"). PI Services presented in its most recently filed periodic report the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in PI Services' internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to PI Services' knowledge, in other factors that could significantly affect PI Services' internal controls. PI Services' auditors, at all relevant times, have been duly registered in good standing with the Public Company Accounting Oversight Board.

             SECTION 4.26 Brokers. PI Services has not engaged any broker, investment banker, financial advisor or other person, pursuant to which such party is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE

COVENANTS

             SECTION 5.01 Payment of Certain Liabilities. PI Services shall cause all liabilities and obligations of PI Services (including legal, accounting and financial advisor fees) as of the Closing Date, to be satisfied in full, provided that Beijing Guoqiang or its Affiliates shall be responsible for the payment of $3,750 at the Closing Date to the independent certified accountants for payment for 50% of the amounts due such accountants for preparation of the audited financial statements for the fiscal year ended December 31, 2009. All of such liabilities and obligations as of the date hereof are set forth on Schedule 5.01.

             SECTION 5.02 Mutual Use of Best Efforts. The Parties agree as follows with respect to the period from and after the execution of this Agreement.

                          (a) Each of the parties hereto will use its reasonable best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including the preparation of an 8-K regarding the Share Exchange and the Information Statement to be filed after the Effective Date.

                          (b) Each of the parties hereto will give any notices (and will cause its subsidiary to give any notices) to third parties, and will use its reasonable best efforts to obtain

 (and will cause its subsidiary to use its reasonable best efforts to obtain) any third party consents, that the other Parties reasonably may request in connection with this Agreement.

                          (c) Each of the parties hereto will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters in this Agreement.

                          (d) Each party hereto will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in this Agreement. No disclosure by any Party pursuant to this Section 5.04, however, shall be deemed to amend or supplement any Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

             SECTION 5.03 Conduct of Business Prior to Closing Prior to the Closing Date, PI Services shall not engage in any business or activity other than attempting to consummate and Close the Share Exchange. Furthermore, PI Services, its officers and directors will not, without the prior written authorization of the Company, (i) make any changes in PI Services' capital structure, (ii) incur any liability or obligation other than current liabilities incurred in the ordinary and usual course, (iii) declare or pay any dividend or make any other distribution with respect to its capital stock, (iv) issue, sell, or deliver or purchase or otherwise acquire for value any of its stock or other securities, (v) make any investment of a capital nature, or (vi) enter into any contract, agreement, or other commitment which is material to PI Services.

             SECTION 5.04 Public Company Status. PI Services shall make any and all required filings under the Exchange Act so that it remains a reporting company under the Exchange Act.

             SECTION 5.05 Financial Condition as of the Closing Date. As of the Closing Date, PI Services shall not be a guarantor of any indebtedness of any other person, firm or corporation, and, there shall be no liabilities or debts of PI Services of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability or debt.

ARTICLE VI

ADDITIONAL AGREEMENTS

             SECTION 6.01 Fees and Expenses. All fees and expenses incurred in connection with the Share Exchange, this Agreement and the transactions contemplated by this Agreement shall be paid as of the Closing Date by the party incurring such fees or expenses, whether or not the Share Exchange is consummated.

             SECTION 6.02 Indemnification

             (c) (a) PI Services agrees that all rights to indemnification for acts or omissions occurring prior to the Closing Date now existing in favor of the current or former directors or officers of Company (the "Company Indemnified Parties") and the current or former directors or officers of PI Services (the "PI Services Indemnified Parties") as provided in their respective certificates of incorporation or bylaws (or similar organizational documents) or existing indemnification contracts shall survive the Share Exchange and shall continue in full force and effect in accordance with their terms for a period of two (2) years after the Closing Date, or with respect to claims involving taxes, upon the expiration of the applicable statute of limitations.

                          (b) This Section 6.02 shall survive the consummation of the Share Exchange at the Closing Date, is intended to benefit the Company, PI Services, Sky Achieve, the Company Indemnified Parties and PI Services Indemnified Parties and their respective heirs, personal representatives, successors and assigns, and shall be binding on all successors and assigns of the Company, PI Services and Sky Achieve.

ARTICLE VII

CONDITIONS PRECEDENT TO COMPANIES' PERFORMANCE

             The obligations of the Companies to consummate the transactions contemplated by this Agreement are subject to the satisfaction on the Closing Date of all the conditions set out below in this Article Seven. Any such condition may be waived by the Company by notice in writing to PI Services.

             SECTION 7.01 All representations and warranties by PI Services contained in this Agreement or in any written statement delivered by PI Services under this Agreement shall be true on and as of the Closing as though such representations and warranties were made on and as of that date.

             SECTION 7.02 PI Services shall have performed and complied with all covenants and agreements, and satisfied all conditions that it is required by this Agreement to perform, comply with or satisfy before or at the Closing.

             SECTION 7.03 The Companies shall have received a certificate, dated the Closing Date, signed by the president or any vice president of PI Services and by the secretary or any assistant secretary of PI Services, certifying that the conditions specified in paragraphs 7.01 and 7.02 have been fulfilled.

             SECTION 7.04 The execution and delivery of this Agreement by PI Services, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action

              SECTION 7.05 No action, suit or proceeding before any court or any governmental body or authority pertaining to the transaction contemplated by this Agreement or to its consummation shall have been instituted or threatened on or before the Closing Date.

             SECTON 7.06. The transactions contemplated by the Stock Purchase Agreement shall have closed on or before the Closing Date.

             SECTION 7.07 Each of the following documents shall be delivered to the Companies, by PI Services, and the documents must be satisfactory in form and content to Companies and their counsel:

(a) Articles of Incorporation, including all amendments;

(b) All Certificates of Amendment and Restatements to Articles of Incorporation;

(c) PI Services' current Bylaws;

(d) Certificates of good standing with respect to PI Services, issued by its jurisdiction of incorporation and for any other jurisdiction in which the Company is required to be authorized to conduct business;

(e) All of the Minutes from all of the board of directors meetings and shareholders meetings from 2006 through the Closing Date and any other books and records of PI Services in the possession of PI Services or its affiliates as of the Closing Date.

(f) All State and Federal Tax Returns (including extensions) that are required to have been filed for 2007, 2008 and 2009..

(g) Description of all PI Services' assets and evidence of ownership, including all deeds, judgments and contracts;

(h) A shareholder list from the transfer agent, and copies of all written instructions to transfer agent to issue shares from May 2008 to present;

(i) Resignation letters in forms satisfactory to the Company, effective as of the Closing from each of the officers, directors and employees (if any) of PI Services.

(j) A copy of all bank statements, savings and investment accounts;

(k) Certificates evidencing the Share Exchange Consideration shares

(l) A certificate executed by PI Services dated the Closing Date, and signed by each of the authorized officers of PI Services, certifying that the representations and warranties of PI Services contained in this Agreement and the information set forth in all Schedules of

PI Services are then true and correct and that PI Services has complied with all agreements and conditions required by this Agreement to be performed or complied with by it;

(m) A certificate executed by the Secretary of PI Services certifying (i) as to the resolutions of PI Services authorizing the transactions contemplated by this Agreement; and (ii) that attached to such certificate are true, correct and complete copies of PI Services' governing documents;

(n) Audited financial statements for the fiscal year ended December 31, 2009, which financial statements shall be delivered a minimum of five business days prior to the Closing Date.

(o) Any further document as may be reasonably requested by the Company in order to substantiate any of the representations or warranties of PI Services set forth herein.

             The form and substance of all certificates, instruments, opinions and other documents delivered to the Company under this Agreement shall be satisfactory in all reasonable respects to the Companies.

ARTICLE VIII

CONDITIONS PRECEDENT TO PI SERVICES' PERFORMANCE

             The obligations of PI Services to consummate the transaction contemplated by this Agreement are subject to the satisfaction on the Closing Date of all the conditions set out below in this Article Six. Any such condition may be waived by PI Services by notice in writing to the Company.

             SECTION 8.01 Except as otherwise permitted by this Agreement, all representations and warranties by the Companies in this Agreement or in any written statement that shall be delivered to PI Services by any of them under this Agreement shall be true on and as of the Closing Date as though made at that time.

             SECTION 8.02 The Companies shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with on or before the Closing Date.

             SECTION 8.03 PI Services shall have received a certificate, dated the Closing Date, signed and verified by the chief executive officer of and the Company certifying, in such detail as PI Services and its counsel may reasonably request, that the conditions specified in paragraphs 8.1 through 8.2 have been fulfilled.

              SECTION 8.04 No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened on or before the Closing Date.

             SECTION 8.05 The execution and delivery of this Agreement by the Company, and the performance of its covenants and obligations under it, shall have been duly authorized by all necessary corporate action

             SECTION 8.06 The Management Agreements shall be in full force and effect as of the Closing Date.

             SECTION 8.07 Each of the following documents shall be delivered to PI Services, by the Company, and the documents must be satisfactory in form and content to PI Services and its counsel:

(a) Sky Achieve's audited consolidated financial statements, which shall comply in form and substance with applicable regulations of the United States Securities and Exchange Commission as of June 30, 2009 and 2008, and such unaudited financial statements and pro forma financial statements as required by Form 8-K and other requirements of the SEC regarding the Transaction;

(b) A certificate executed by the Secretary of the Company certifying (i) as to the resolutions of the Company authorizing the transactions contemplated by this Agreement; and (ii) that attached to such certificate are true, correct and complete copies of the companies' governing documents; and

(c) Any further document as may be reasonably requested by PI Services' legal counsel in order to substantiate any of the representations or warranties of the Company set forth herein.

ARTICLE IX

TERMINATION AND INEMNIFICATION

             SECTION 9.01 This Agreement may be terminated:

              (a) by mutual consent in writing;

              (b) by either the Company or PI Services if there has been a material misrepresentation or material breach of any warranty or covenant by any other party that is not cured by the time of Closing;

              (c) by the Company or PI Services if all the conditions precedent to its respective obligations hereunder have not been satisfied or waived prior to the Closing Date, as it may be accelerated or extended,

              (d) by any party, if any party shall have defaulted or refused to perform in any material respect under this Agreement, or if PI Services or the Company should have reasonable cause to believe there has been a material representation concerning, or failure or breach of, any representation or warranty by the other party, or if it appears that either the Company, its officers or directors; or PI Services, its officers, or directors have committed any unlawful acts affecting the other party;

              (e) by any party, if either PI Services or the Company shall reasonably determine that the transactions contemplated in this Agreement have become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities or by other person whatever of a formal investigation or of any action, suit or proceeding of any kind against either or both parties which in one party's reasonable belief is material in light of the other party's business, prospects, properties or financial condition;

              (f) If the Closing shall not be consummated by the Termination Date.

              9.2 Any termination of this Agreement (other than an automatic termination) shall be made in accordance with the above listed grounds and, if terminated by PI Services or the Company, shall be made by written notice of termination, given to the other party as required in this Agreement as promptly as is practical under the circumstances. Upon a party's receipt of such termination notice, this Agreement shall terminate and the parties shall abandon the transactions herein contemplated without further action.

              9.3 Upon termination of this Agreement for any reason, (i) the covenants of the parties concerning the confidentiality and proprietary nature of all documents and other information furnished hereunder shall remain in force except as to information which has otherwise become public knowledge, and (ii) each party shall promptly return all documents received from the other party in connection with this Agreement. This Section constitutes a mutual covenant of the parties, and either may judicially enforce it.

              9.4 Indemnification

              (a) PI Services and those shareholders of PI Services who own a minimum of ten percent of the issued and outstanding shares of PI Services as of the Closing Date, prior to the Closing Date (as set forth on Schedule 9.4) shall, jointly and severally, indemnify and hold the Company and its affiliates harmless, and shall reimburse Companies and its affiliates for, any loss, liability, claim, damage, expense (including, but not limited to, reasonable cost of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Damages") arising from or in connection with any inaccuracy in any of the representations and warranties of PI Services pursuant to this Agreement or in any certificate delivered by PI Services pursuant to this Agreement.

              (b) The Company shall indemnify and hold PI Services harmless, and shall reimburse PI Services for any Damages arising from any inaccuracy in any of the representations and warranties of the Companies in this Agreement or in any certificate delivered by the Company pursuant to this Agreement.

              (c) The indemnification provided for in Section 9(a) and (b) above shall terminate two (2) years after the Closing Date or with respect to claims involving taxes, upon the expiration of the applicable statute of limitations.

              Section 9.5 Procedure for Indemnification. Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such section, give notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the defense of such action by the indemnifying party is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonable satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such section for any fees of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, If an indemnifying party assume the defense of such an action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's consent (which shall not be unreasonable withheld) unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person which is not fully remedied by the payment referred to in clause (ii) and no adverse effect on any other claims that may be made against the indemnified party and (ii) the sole relief provided is monetary damages that are paid in full by the indemnifying party, (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its consent (which shall not be reasonably withheld) and (c) the indemnified party will reasonable cooperate with the indemnifying party in the defense of such action. If notice is given to an indemnifying party of the commencement of any action and it does not, within 15 days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense thereof, the indemnifying party shall be bound by any determination made in such action or any compromise or settlement thereof effected by the indemnified party. Notwithstanding the foregoing, if an indemnified party determined in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliated other than as a result of monetary damages, such indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise or settle such action, but the indemnifying party shall not be bound by any determination of an action so defended or any compromise or settlement thereof effected without its consent (which shall not be unreasonably withheld).

ARTICLE X

MISCELLANEOUS

              SECTION 10.01 Nonsurvival of Representations and Warranties. The representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive for two years after the Closing Date, except with respect to representations regarding taxes, until the expiration of the applicable statute of limitations. This Section 10.01 shall not limit any covenant or agreement of the parties, which by its terms contemplates performance after the Closing Date of the Share Exchange.

              SECTION 10.02. Notices. All notices and other communications hereunder ("Notice") shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

if to PI Services, to:	PI Services, Inc. 5353 Manhattan Circle Suite 101 Boulder, Colorado 80303 Attention: Michael Friess Facsimile: 303-499-6666
with a copy to:
if to the Companies, to:	Beijing Guoqiang Global Science & Technology Development Co., Ltd, Attention: Kun Liu 15 West 39th Street Suite 14B New York, NY 10018 Facsimile: (212) 391-2677
with a copy to:	Steven W. Schuster, Esq. McLaughlin & Stern, LLP 260 Madison Avenue New York, New York 10016 Telephone : (212) 448-1100 Facsimile : (212) 448-0066

              SECTION 10.03 Interprétation. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person, and the term "affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act. As used in this Agreement, "material adverse change" or "material adverse effect" means, when used in connection with a person, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) that, individually or in the aggregate with any such other changes or effects, is materially adverse to the business, prospects, assets (including intangible assets), financial condition or results of operations of such person and its subsidiaries taken as a whole.

              SECTION 10.04 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when said counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

              SECTION 10.05 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

              SECTION 10.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to any applicable conflicts of law. The Parties hereto irrevocably further consent to the jurisdiction of the courts of the State of New York and of any Federal court located in New York City in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

              SECTION 10.07 Publicity. Except as otherwise required by law, for so long as this Agreement is in effect, neither the Company nor PI Services shall, nor shall PI Services permit to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

              SECTION 10.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

              SECTION 10.09 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the City of New York in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the City of New York. The prevailing party in any judicial action shall be entitled to receive from the other party reimbursement for the prevailing party's reasonable attorneys' fees and disbursements, and court costs.

              SECTION 10.10 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall incur no liability or obligation unless such party did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

[The remainder of this page is intentionally left blank.]

 IN WITNESS WHEREOF, PI Services and the Companies have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

PI SERVICES, INC.

By:  /s/ Michael Friess________________
Name: Michael Friess
Title: President

SKY ACHIEVE HOLDINGS LIMITED.

By:  /s/ Youhua Yu___________________
Name: YOUHUA, YU
Title: Chairman

BEIJING GUOQIANG GLOBAL SCIENCE & TECHNOLOGY
DEVELOPMENT CO., LTD

By:  /s/ Kun Liu
Name: Kun Liu
Title: Chairman

Schedule 1.03 Directors

Kun Liu, Chairman of the Board.
Fu Qiang, Director.
Jijun Zhang, Director.

Schedule 1.04 Officers

Xin Xu, Chief Executive Officer
Chunping Fang, Chief Financial Officer
Fang Ai, Chief Technology Officer
Jijun Zhang, Vice Manager
Chengzhou Xu, Chief Engineer

Schedule 3.03 Sky Achieve Shareholder Structure
Name of Shareholder	Number of Shares	Percentage
Mr. Kun Liu	90	90%
Ms. You Hua, Yu	10	10%

Schedule 4.08 and Schedule 5.01 Liabilities of PI Services

	Dec 31, 2009		Feb 24, 2010
Accounts Payable:

Corporate Stock Transfer	3,139.66		2,789.66

Other Current Liabilities:
Advance Form Affiliate:
Creative Business Strategies	33,071.57		33,540.57

TOTAL Liabilities	36,211.23	(1)	36,330.23	(2)

(1)	As reported on audited financial statements for 12/31/09.
(2)	Exclusive of $7,500 payable on the closing date to Schumacher & Associates, Inc., CPA's which amount shall be payable 50% by each of PI Services and Beijing Guoquiang.